EXHIBIT 10.43

ENGLOBAL CORPORATION

2021 LONG TERM INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD FOR DIRECTORS

You have been granted a right to acquire restricted Stock of the Company (the “Restricted Stock Award”), subject to the terms and conditions of this Notice of Restricted Stock Award for Directors (the “Notice”), the ENGlobal Corporation 2021 Long Term Incentive Plan (the “Plan”), and the attached Restricted Stock Award Agreement (the “Award Agreement”). Unless otherwise defined in this Notice or the Award Agreement, all terms used in this Notice that are defined in the Plan shall have the meaning as defined in the Plan.

Name and Address of Participant:
Total Number of Shares of Restricted Stock Granted (the “Shares”):
Purchase Price Per Share:
Fair Market Value Per Share:
“Date of Grant”:
Vesting Schedule:

Subject to the Participant’s continuous Service and other limitations set forth in this Notice, the Award Agreement and the Plan, the Shares shall vest ________. In accordance with Section 4 of the Award Agreement, all Shares that are unvested as of the date the Participant ceases Service as a Director shall immediately and automatically be forfeited and returned to the Company.

In the event of a Change in Control, the Shares shall automatically become fully vested immediately prior to the specified effective date of such Change of Control, subject to the Participant’s continued Service as a Director from the Date of Grant through the date immediately prior to the specified effective date of a Change in Control.

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By your signature and the signature of the Company’s representative, you and the Company agree that the Shares granted are governed by the terms and conditions of this Notice, the Award Agreement, and the Plan, all of which are attached to and made a part of this document.

ENGLOBAL CORPORATION

By:
Mark A. Hess
Chief Executive Officer

Dated:

PARTICIPANT ACKNOWLEDGMENT

The Participant acknowledges receipt of a copy of the Award Agreement and the Plan, and represents that he or she is familiar with the provisions thereof, and hereby accepts the Shares subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Award Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be resolved by the Committee. The Participant further agrees to the venue selection in accordance with Section 16 of the Award Agreement.

Signature

Print Name

Dated

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ENGLOBAL CORPORATION

2021 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

1. Grant of Shares. Subject to the terms and provisions of the ENGlobal Corporation 2021 Long Term Incentive Plan (the “Plan”), the Notice of Restricted Stock Award for Directors (the “Notice”), and this Restricted Stock Award Agreement (the “Award Agreement”), the Company hereby grants to the Participant named in the Notice, the Total Number of Shares of Restricted Stock Granted (the “Shares”) as provided in the Notice. Terms used in this Award Agreement and not defined herein shall have the meaning of such terms in the Notice, and if not otherwise defined, shall have the meaning of such terms as defined in the Plan.

2. Purchase Price Per Share. If the granted Shares are subject to a purchase price, as set forth in the Notice, the Participant shall have the right to purchase such Shares at the specified purchase price in accordance with such procedures as may be established by the Committee from time to time.

3. Vesting. The Shares shall vest in accordance with the Vesting Schedule set forth in the Notice and in connection with a Change in Control as provided in the Notice.

4. Risk of Forfeiture.

4.1  General Rule. The Shares shall initially be subject to a risk of forfeiture. The Participant may not transfer, assign, encumber, or otherwise dispose of any Shares subject to a risk of forfeiture.

4.2 Lapse of Risk of Forfeiture. The risk of forfeiture shall lapse as the Participant vests in the Shares in accordance with the Vesting Schedule and in connection with a Change in Control as provided in the Notice.

4.3 Forfeiture of Shares. The Shares unvested and subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company upon the Participant’s cessation of Service as a Director.

5. Transfer Restrictions. The Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant prior to the date when the Shares become vested pursuant to the Vesting Schedule. Any attempt to transfer Shares in violation of this Section 5 shall be null and void and shall be disregarded.

6. Issuance of Shares. The Company shall take the actions as it determines necessary in its sole discretion to cause the Shares to be issued subject to the forfeiture provisions and other requirements as the Committee determines necessary. Shares awarded hereunder may be evidenced in a manner as the Committee shall deem appropriate, including without limitation, book entry, Shares issued in the name of the Participant and held, together with a Stock power endorsed in blank, by the Committee or Company (or their delegates), or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired or the Committee may provide for the transfer of the Shares to a transfer agent on behalf of the Participant pursuant to terms as determined by the Committee to maintain the restricted status of the Shares until vested. If the Company issues a Stock certificate, registered in the name of the Participant to whom such Shares were granted, evidencing such Shares, the Company shall not cause to be issued such a Stock certificate unless it has received a Stock power duly endorsed in blank with respect to such Shares.

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7. Adjustments. The Shares subject to the Notice and this Award Agreement shall be adjusted as provided in Section 4.2 of the Plan.

8. Dividends Distributions. The Company shall disburse to the Participant all Regular Dividends with respect to the Shares, whether vested or otherwise, less any applicable withholding obligations. For purposes of this Section 8, the term Regular Dividends means any distribution of cash or property other than securities that is considered to be received as a result of a sale or exchange of the Shares for purposes of the Code.

9. Taxes.

9.1 Tax Liability. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the grant of the Shares, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the grant of such Shares. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax consequences or tax withholding in connection with the grant, vesting or the subsequent sale of Shares. The Company and its Affiliates do not commit and are under no obligation to structure the grant of the Shares to reduce or eliminate the Participant’s tax liability.

9.2 Payment of Withholding Taxes. Prior to any event in connection with the Shares (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation, the Participant must arrange for the satisfaction of the minimum (or such other amount to the extent permitted under the terms of the Plan) amount of such tax withholding obligation in accordance with Section 10 of the Plan, but only to the extent as permitted by the Committee in its sole and absolute discretion.

10. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Award Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

11. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

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12. Restrictive Legends. The certificates evidencing the Shares shall bear legends substantially equivalent to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN STOCK AWARD AGREEMENT BETWEEN ENGLOBAL CORPORATION (THE “COMPANY”) AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AWARD AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

13. Entire Agreement/Governing Law. The Notice, this Award Agreement, and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations, or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. Subject to Section 16 hereof, these agreements and all related matters are governed by the laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of a different state. If any provision of the Notice, this Award Agreement or the Plan be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Construction. The captions used in the Notice and this Award Agreement are inserted for convenience and shall not be deemed a part of the Shares for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

15.  Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, this Award Agreement or the Plan shall be submitted by the Participant or by the Company to the Committee for its exclusive determination. The resolution of such question or dispute by the Committee shall be final and binding on all Persons.

16. Venue. The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in the County of Harris) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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17. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

18.  Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Shares. Any such election must be made within 30 days after the Date of Grant. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

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